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                                                                     Exhibit 4.5

            THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of January 1, 2001, among Anteon International Corporation (formerly known as Anteon Corporation), a Virginia corporation (the "Company"), (ii) Anteon Corporation (formerly known as Techmatics, Inc.), a Virginia corporation and the Subsidiary Guarantor ("Techmatics"), and (iii) The Bank of New York, as successor trustee to IBJ Whitehall Bank & Trust Company (the "Trustee").

            WHEREAS, the Company, Techmatics, Analysis and Technology, Inc., a Connecticut corporation and the Subsidiary Guarantor ("A&T"), Vector Data, a Virginia corporation and the Subsidiary Guarantor ("Vector Data"), Interactive Media Corp. a Delaware corporation and the Subsidiary Guarantor and the Trustee entered into an Indenture, dated as of May 11, 1999, as supplemented, to provide for the issuance of the Company's 12% Senior Subordinated Notes due 2009 (the "Indenture");

            WHEREAS, on the date hereof, as part of the restructuring of the ownership of the Company and its subsidiaries, (i) the Company is renamed as "Anteon International Corporation," (ii) A&T merges with and into Techmatics (the "A&T Merger") and (iii) Vector Data merges with and into Techmatics, which is renamed as "Anteon Corporation" (the "Vector Merger," together with the A&T Merger, the "Mergers");

            WHEREAS, pursuant to Section 5.01(b) of the Indenture, the Company, Techmatics and the Trustee are required to enter into this Supplemental Indenture (the "Supplemental Indenture") in connection with the Mergers;

            WHEREAS, the Company, Techmatics the Trustee are authorized to enter into this Supplemental Indenture; and

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Techmatics and the Trustee hereby agree for the equal and the ratable benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

            1.1 DEFINITIONS. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.
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                                                                               2

                                   ARTICLE TWO

                                   THE MERGERS

            2.1 MERGERS. Pursuant to Section 5.01(b) of the Indenture, in connection with the Mergers, Techmatics hereby represents and agrees to the following:

                  (a) A&T MERGER. Techmatics, which is the surviving entity, is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Virginia, and hereby expressly assumes, by virtue of this Supplemental Indenture, all the obligations of A&T under its Subsidiary Guaranty;

                  (b) VECTOR DATA MERGER. Techmatics, which is the surviving entity and is renamed as "Anteon Corporation," is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Virginia, and hereby expressly assumes, by virtue of this Supplemental Indenture, all the obligations of Vector Data under its Subsidiary Guaranty;

                                  ARTICLE THREE

                                  MISCELLANEOUS

            3.1 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

            3.2 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterparts of this Supplemental Indenture (or its signature page hereof) will be deemed to be an executed original thereof.

            3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed on the date first above written.


                                 ANTEON INTERNATIONAL CORPORATION
                                 (formerly known as Anteon Corporation)


                                 By:
                                    ------------------------------------
                                    Name: Carlton B. Crenshaw
                                    Title: Senior Vice President, Finance and
                                           Administration


                                 ANTEON CORPORATION (formerly known as
                                 Techmatics, Inc.)


                                 By:
                                    ------------------------------------
                                    Name: Carlton B. Crenshaw
                                    Title: Vice President


                                 THE BANK OF NEW YORK, AS TRUSTEE


                                 By:
                                    ------------------------------------
                                    Name: Geovanni Barris
                                    Title: Vice President